                          FORM 10-K DECEMBER 31, 1993
                                                      COMMISSION FILE NO. 1-8491


                                                              EXHIBIT 11


                     HECLA MINING COMPANY AND SUBSIDIARIES

      CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

              For the Years Ended December 31, 1993, 1992 and 1991



                                                                                            Year Ended December 31,
                                                                                ----------------------------------------------
                                                                                   1993              1992              1991
                                                                                ----------        ----------        ----------
Shares of common stock issued at
  beginning of period                                                           31,651,192        30,308,680        30,118,683

  The incremental effect of the issuance
    of new shares in exchange for
    outstanding Liquid Yield Option Notes                                        1,269,217           516,981               - -

  The incremental effect of the issuance
    of new shares for the acquisition
    of La Choya mineral concessions                                                    - -            85,321               - -

  The incremental effect of the issuance
    of new shares under Stock Option and
    Employee Stock Ownership Plans                                                  49,970            15,667            35,098

  The incremental effect of the issuance
    of new shares for the acquisition of
    Mountain West Bark Products, Inc.                                                8,397               - -               - -
                                                                                ----------        ----------        ----------
                                                                                32,978,776        30,926,649        30,118,683

  Less:
    Weighted average treasury shares held                                           63,728            60,933            60,201
                                                                                ----------        ----------        ----------

Weighted average number of common shares
  outstanding during the period                                                 32,915,048        30,865,716        30,093,580
                                                                                ==========        ==========        ==========